SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        GUARANTY FEDERAL BANCSHARES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



            Delaware                                    43-1792717
     -----------------------                        ------------------
     (State of Incorporation                        (IRS Employer
          or Organization)                          Identification No.)


1341 W. Battlefield, Springfield, Missouri               65807
------------------------------------------             ----------
(Address of Principal Executive Offices)               (Zip Code)

If this form relates to the  registration  of a class of    If this form relates to the  registration  of a class of
securities  pursuant  to Section  12(b) of the              Exchange  securities  pursuant  to  Section  12(g)  of the  Exchange
Act and is effective  pursuant  to General  Instruction     Act and is  effective  pursuant to General  Instruction
A.(c),  please check the following  box.|_|                 A.(d),  please check the following box.|X|

Securities Act registration statement file number to which this form relates:
                                                                       333-36141


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                    Name of Each Exchange on Which
To be so Registered                    Each Class is to be Registered
-------------------                    ------------------------------
None                                                 N/A


Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

The information set forth under the captions "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock of the Company" in the Prospectus included in Part I of the Registration Statement on Form S-1 of the registrant, originally filed with the Securities and Exchange Commission on September 23, 1997 (File No. 333-36141), is incorporated by reference in response to this Item 1. Information set forth under the captions "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock of the Company" contained in a prospectus relating to SEC File No. 333-36141 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Certificate of Incorporation of Guaranty Federal Bancshares, Inc.*

3(ii)    Bylaws of Guaranty Federal Bancshares, Inc.*

---------------------

* Incorporated herein by reference to Exhibits 3(i) (Certificate of Incorporation) and 3(ii) (Bylaws) to the Registration Statement of Guaranty Federal Bancshares, Inc. (Registration No. 333-36141), which was originally filed with the Securities and Exchange Commission on September 23, 1997.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     GUARANTY FEDERAL BANCSHARES, INC.



Date: November 5, 1997               By:/s/James E. Haseltine
                                     James E. Haseltine
                                     President and Chief Executive Officer